Filed Pursuant to Rule 424(b)(2)
Registration No. 333-180661

PROSPECTUS SUPPLEMENT

TO PROSPECTUS DATED APRIL 27, 2012

BRYN MAWR BANK CORPORATION

AMENDED AND RESTATED

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

1,500,000 Shares

Common Stock, Par Value $1.00 Per Share

This prospectus relates to shares of common stock that we may offer and sell from time to time according to the terms of the Bryn Mawr Bank Corporation Amended and Restated Dividend Reinvestment and Stock Purchase Plan (the “Plan”). The Plan is effective April 27, 2012. Participants should retain this prospectus for future reference.

The Plan provides participants with a convenient and economical means of purchasing shares of our common stock by reinvesting the cash dividends paid on our common stock and by making additional optional cash purchases. In addition, new investors may make their initial investment in our common stock under the Plan. The minimum dollar amount is $500 for an initial purchase and $50 for a subsequent optional cash purchase. The maximum limit for both initial purchases and optional cash purchases is $10,000 per transaction not to exceed $120,000 per calendar year, unless we grant a waiver of this amount. This prospectus describes and constitutes the Plan.

Shares of common stock will be (i) purchased on the open market or (ii) purchased directly from us from authorized but unissued shares or from treasury shares.

We have appointed Computershare Trust Company, N.A. (the “Plan Administrator”) to serve as the administrator of the Plan, with certain administrative support provided by its designated affiliates.

You may enroll in the Plan through the Plan Administrator’s website (www.bnymellon.com/shareowner) by clicking on Investor ServiceDirect®, or by calling 1-877-238-6956 toll free and responding to the appropriate prompts. You may also enroll in the Plan by completing an enrollment form and returning it to the Plan Administrator at: Computershare Trust Company, N.A., P. O. Box 358035, Pittsburgh, PA 15252-8035.

Investing in our common stock involves certain risks. Please refer to “Risk Factors ” beginning on page S-3 of this prospectus.

Our common stock is listed on the NASDAQ Stock Market under the symbol “BMTC.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The shares offered are our equity securities and are not savings accounts, deposits, or other obligations of any bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, or any other governmental agency.

We have not authorized anyone to provide you with information that is different from what is contained in or incorporated by reference into this prospectus supplement or the accompanying base prospectus. The Plan is not available to any person to whom we may not legally offer it. You should not assume that the information in this prospectus is still accurate as of any date later than the date of this prospectus supplement.

The date of this prospectus supplement is April 27, 2012

Prospectus Supplement

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Base Prospectus

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ABOUT THIS PROSPECTUS

This document is in two parts. The first is this prospectus supplement, which provides you with a general description of the Plan and the securities offered under the Plan. The second part is the accompanying base prospectus, dated as of April 27, 2012, which was filed as part of our registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2012. The accompanying base prospectus, together with the related registration statement, contains a description of our common stock and gives more general information, some of which may not apply to this offering. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information and Incorporation of Certain Information by Reference.” If the description of this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

Unless the context requires otherwise, in this prospectus supplement and the accompanying base prospectus, we use the terms “we,” “us,” “our,” “BMTC” and the “Corporation” to refer to Bryn Mawr Bank Corporation and its consolidated subsidiaries. Our common stock is traded on the NASDAQ Stock Market under the symbol “BMTC.” When we refer to “The Bryn Mawr Trust Company” in this prospectus, we mean our subsidiary, The Bryn Mawr Trust Company, which is a member of the Federal Reserve System. We sometimes refer to The Bryn Mawr Trust Company as the “Bank.”

When acquiring any securities discussed in this prospectus supplement, you should rely only on the information provided in this prospectus supplement or the accompanying base prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus or any document incorporated by reference is accurate or complete at any date other than the date indicated on the cover page of this document.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at no cost on our website, http://www.bmtc.com, by clicking on About Us and then Investor Relations, as soon as reasonably practicable after we file such documents with the SEC. Except for those SEC filings, none of the other information on our website is part of this prospectus supplement or the accompanying base prospectus.

We “incorporate by reference” into this prospectus supplement and the accompanying base prospectus the information the Corporation files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying base prospectus. Some information contained in this prospectus supplement and the accompanying base prospectus updates the information incorporated by reference, and information that the Corporation files subsequently with the SEC will automatically update this prospectus supplement and the accompanying base prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus supplement, the accompanying base prospectus, and the information incorporated by reference herein, you should rely on the information contained in the document that was filed latest. We incorporate by reference the following documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”):

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2011;

•	Our definitive proxy statement with respect to the Annual Meeting of Shareholders held on May 2, 2012, as filed with the Securities and Exchange Commission on March 30, 2012;

•	Our current reports on Form 8-K filed with the Securities and Exchange Commission on each of January 30, 2012, January 31, 2012, February 7, 2012; April 26, 2012 and April 27, 2012;

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The description of our common stock contained in the Form 8-A Registration Statement filed with the SEC on December 18, 1986 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended from time to time, including any amendment or report filed with the SEC for the purpose of updating such description

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The description of our Rights Plan contained in the Form 8-A12G Registration Statement filed with the SEC on November 25, 2003, as amended by Amendment No. 1 on Form 8-A12G/A filed on June 2, 2004, including any amendment or report filed with the SEC for the purpose of updating this description

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All documents the Corporation files in the future under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portions of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act), including reports filed after the date of the initial filing of the registration statement and before the effectiveness of the registration statement, until we sell all of the securities offered by this prospectus or terminate this offering

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

Bryn Mawr Bank Corporation

801 Lancaster Avenue

Bryn Mawr, Pennsylvania 19010

Attention: Geoffrey L. Halberstadt

(610) 581-4873

These incorporated documents may also be available on our web site at www.bmtc.com, by clicking on About Us and then Investor Relations. Except for incorporated documents, information contained on our website is not a prospectus and does not constitute part of this prospectus supplement or the accompanying base prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein may constitute forward-looking statements for the purposes of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended, and may involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Corporation to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements with respect to the Corporation’s financial goals, business plans, business prospects, credit quality, credit risk, reserve adequacy, liquidity, origination and sale of residential mortgage loans, mortgage servicing rights, the effect of changes in accounting standards, and market and pricing trends loss. The words The words “may”, “would”, “could”, “will”, “likely”, “expect,” “anticipate,” “intend”, “estimate”, “plan”, “forecast”, “project” and “believe” and similar expressions are intended to identify such forward-looking statements. The Corporation’s actual results may differ materially from the results anticipated by the forward-looking statements due to a variety of factors, including without limitation:

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the effect of future economic conditions on the Corporation and its customers, including economic factors which affect consumer confidence in the securities markets, wealth creation, investment and savings patterns, the real estate market, and the Corporation’s interest rate risk exposure and credit risk;

•	changes in the securities markets with respect to the market values of financial assets and the stability of particular securities markets;

•	governmental monetary and fiscal policies, as well as legislation and regulatory changes;

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results of examinations by the Federal Reserve Board, including the possibility that the Federal Reserve Board may, among other things, require us to increase our allowance for loan losses or to write down assets;

•	changes in accounting requirements or interpretations;

•	changes in existing statutes, regulatory guidance, legislation or judicial decisions that adversely affect our business, including changes in federal income tax or other tax regulations;

•	the risks of changes in interest rates on the level and composition of deposits, loan demand, and the value of loan collateral and securities, as well as interest rate risk;

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the effects of competition from other commercial banks, thrifts, mortgage companies, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money-market and mutual funds and other institutions operating in the Corporation’s trade market area and elsewhere including institutions operating locally, regionally, nationally and internationally and such competitors offering banking products and services by mail, telephone, computer and the Internet;

•	any extraordinary events (such as natural disasters, acts of terrorism, wars or political conflicts);

•	the Corporation’s need for capital;

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the Corporation’s success in continuing to generate new business in its existing markets, as well as its success in identifying and penetrating targeted markets and generating a profit in those markets in a reasonable time;

•	the Corporation’s ability to continue to generate investment results for customers and the ability to continue to develop investment products in a manner that meets customers’ needs;

•	changes in consumer and business spending, borrowing and savings habits and demand for financial services in our investment products in a manner that meets customers’ needs;

•	the Corporation’s timely development of competitive new products and services in a changing environment and the acceptance of such products and services by customers;

•	the Corporation’s ability to originate, sell and service residential mortgage loans;

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the accuracy of assumptions underlying the establishment of reserves for loan losses and estimates in the value of collateral, the market value of mortgage servicing rights and various financial assets and liabilities;

•	the Corporation’s ability to retain key members of the executive management team;

•	the ability of key third-party providers to perform their obligations to the Corporation and the Bank;

•	technological changes being more difficult or expensive than anticipated;

•	the Corporation’s success in managing the risks involved in the foregoing.

All written or oral forward-looking statements attributed to the Corporation are expressly qualified in their entirety by use of the foregoing cautionary statements. All forward-looking statements included in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein are based upon the Corporation’s beliefs and assumptions as of the date of the document that was filed latest. The Corporation assumes no obligation to update any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus supplement, the accompanying base prospectus or incorporated documents might not occur and you should not put undue reliance on any forward-looking statements.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described below and those set forth under “Risk Factors” in the accompanying base prospectus and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus supplement, the accompanying base prospectus, or incorporated by reference herein or therein. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks related to the Plan

Neither we nor you will have any authority to direct the date, time, or price at which shares may be purchased by the Plan Administrator. You may therefore lose some date, time or price advantages that you would otherwise have.

Because the prices at which shares are purchased are determined as of specified dates or as of dates otherwise beyond your control under the Plan, you may lose some advantages otherwise available to you in being able to select the timing of your investments. For example, because the price charged to you for shares purchased on the open market is the average price paid by the Plan Administrator to obtain shares for all participants who acquire shares through the Plan on the same day, you may pay a higher price for shares purchased under the Plan than for shares purchased on the investment date outside of the Plan.

There is no guarantee the Plan Administrator will be able to sell your shares on desirable terms, or at all.

There can be no assurances with respect to the Plan Administrator’s ability to sell your shares and no assurances as to the prices or timing of such sales, or the terms under which such sales may be transacted. Neither we nor the Plan Administrator has any obligation under the Plan, and assume no responsibility, to purchase whole shares credited to your Plan account if such shares cannot be sold by the Plan Administrator on favorable terms or at all.

Shares credited to your Plan account may not be assigned or pledged in any way.

Shares credited to your Plan account may not be assigned or pledged as collateral for a loan, or for any other purpose. If you wish to assign or pledge whole shares credited to your account, you must request that the Plan Administrator issue physical share certificates to you in your name. Certificates for fractional shares will not be issued under any circumstances.

The price or trading volume of our common stock may fluctuate due to transactions by financial intermediaries under the Plan

Financial intermediaries may purchase a significant portion of the shares of common stock issued under the Plan. We do not have any formal or informal understanding with any such organizations and, therefore, the extent of such financial intermediaries’ participation under the Plan cannot be estimated as this time. From time to time, financial intermediaries, including brokers and dealers, may engage in positioning transactions in order to benefit from the discount from the market price, if any, of common stock acquired under the Plan. Such transactions may cause fluctuations in the price or trading volume of our common stock.

BRYN MAWR BANK CORPORATION

Bryn Mawr Bank Corporation (which we sometimes refer to as the “Corporation”) is a Pennsylvania corporation incorporated in 1986 and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Corporation is the sole stockholder of its primary operating subsidiary, The Bryn Mawr Trust Company, a Pennsylvania chartered bank (which we refer to as the “Bank”), as well as The Bryn Mawr Trust Company of Delaware and the sole member of Lau Associates LLC. The Corporation indirectly owns additional subsidiaries through the Bank, which received its Pennsylvania banking charter in 1889 and is a member of the Federal Reserve System. The Bank’s operating subsidiaries are Insurance Counsellors of Bryn Mawr, Inc., BMT Settlement Services, Inc., BMT Mortgage Services, Inc., and Bryn Mawr Equipment Finance, Inc.

The Bank and Corporation are headquartered in Bryn Mawr, Pennsylvania, a western suburb of Philadelphia. The Corporation and its subsidiaries offer a full range of personal and business banking services, consumer and commercial loans, equipment leasing, mortgages, insurance and wealth management services, including investment management, trust and estate administration, retirement planning, custody services, and tax planning and preparation from 17 full-service branches and seven Life Care Community offices in Montgomery, Delaware and Chester counties of Pennsylvania. In addition, the Bank and Corporation also operate wealth management offices in Greenville, Delaware and Hershey, Pennsylvania.

Our primary source of liquidity is dividend payments from the Bank. The Bank is subject to certain legal restrictions on its ability to pay dividends or make loans or advances to us. For information about these restrictions, please see “Regulatory Considerations” in the accompanying base prospectus, “Supervision and Regulation” in our Form 10-K for the year ended December 31, 2011, and “24 - Dividend Restrictions” and “25 - Regulatory Capital Requirements” of the Notes to Consolidated Financial Statements contained in our Annual Report to Shareholders, incorporated by reference as Exhibit 13.1 to our Form 10-K for the year ended December 31, 2011, which has been filed with the SEC and is available as described under “Where You Can Find More Information.”

As of December 31, 2011, we had consolidated total assets of $1,775 million, net portfolio loans and leases of $1,295 million, deposits of $1,382 million and shareholders’ equity of $185.9 million. Our common stock is traded on the NASDAQ Global Select Market under the symbol “BMTC.” Our principal executive offices are located at 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010, and our telephone number is (610) 525-1700. Our Internet website address is http://www.bmtc.com. Unless expressly stated to the contrary herein, our Internet website and information contained in or linked to our website are not incorporated into, and are not a part of, this prospectus.

USE OF PROCEEDS

To the extent that shares of common stock used to fund the Plan are purchased on the open market, there will be no proceeds to us from the purchase of those shares. We expect to use the net proceeds to us from the sale of newly issued shares of common stock or treasury shares issued under the Plan for general corporate purposes, which may include:

•	possible acquisitions;

•	stock repurchases;

•	investing in, or extending credit to, our operating subsidiaries;

•	investments at the holding company level; and

•	reducing or refinancing existing debt.

Pending such use, we may temporarily invest the net proceeds of any issuance of shares under the Plan. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds.

DESCRIPTION OF OUR DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

The following questions and answers explain and constitute the Plan.

PURPOSE

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide both our existing shareholders and new investors with a simple, convenient, and economical means of purchasing shares of our common stock, including through new cash payments and the reinvestment of dividends on shares held in your Plan account. The Plan also provides us with an economical and flexible mechanism to raise equity capital through sales of our common stock. The shares available under the Plan will be acquired either directly from BMTC (as original issue or treasury shares), in the open market, through privately negotiated transactions, or through a combination of these methods.

ADVANTAGES AND DISADVANTAGES

2.	What are the advantages of participation in the Plan?

•	You do not need to be a current shareholder, nor do you need to have a broker, to buy our common stock through the Plan.

•	You can start investing with a relatively small amount of money, or with a single larger investment—whichever you prefer.

•	You may send a check to the Plan Administrator or arrange for funds to be deducted from your savings or checking account.

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Dividends and optional cash purchases can be fully invested in additional shares of our common stock because the Plan permits fractional shares to be credited to your account. Dividends on fractional shares may also be reinvested in additional shares.

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There are no trading fees or brokerage commissions when dividends are reinvested through the Plan. Once you have enrolled in the Plan, your dividend will be reinvested to purchase our common stock in the manner you designate (either full reinvestment, partial reinvestment, or no reinvestment). For more information regarding your reinvestment options, see Question 7 later in this prospectus supplement.

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If you are already a shareholder, you can consolidate all your holdings of our common stock into a single account. You can deposit your stock certificates into your Plan account or, if you hold shares with a broker, you can transfer those shares into your own name and deposit them into your Plan account.

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The Plan offers you flexibility when you decide to sell your shares. You may request the sale of some or all of your shares through the Plan Administrator at any time. Or, if you prefer to have complete control over the timing and price at which you sell, you may withdraw your shares from the Plan, and sell them through a broker of your choice.

3.	What are the disadvantages of participation in the Plan?

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Because the prices at which shares are purchased are determined as of specified dates or as of dates otherwise beyond your control, you may lose some advantages otherwise available to you in being able to select the timing of your investments. For example, because the price charged to you for shares purchased on the open market is the average price paid by the Plan Administrator to obtain shares for all participants who acquire shares through the Plan on the same day, you may pay a higher price for shares purchased under the Plan than for shares purchased on the investment date outside of the Plan.

•	We will not pay interest on funds we hold pending investment.

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Sales of shares for participants are irrevocable and will be made at market prices at the time of sale. You will not be able to control the timing of such sales or to place “limit orders” specifying the prices at which you are willing to sell your shares.

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To sell your shares through a broker of your choice, you must first arrange to obtain a physical stock certificate from the Plan Administrator and have the certificate delivered to you, or ask the Plan Administrator to transfer shares held for you in the Plan directly to your broker. The Plan Administrator will promptly process your instructions. If your shares are not transferred directly to a broker, you should leave ample time for preparation and receipt of your stock certificate.

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Shares held in the Plan by the Plan Administrator are not covered by the customer protection provisions of the Securities Investor Protection Act of 1970 relating to customers of failed securities broker-dealer firms.

ADMINISTRATION

4.	Who administers the Plan for participants?

The Plan is administered by Computershare Trust Company, N.A., a corporation independent of, and not affiliated with, us. The Plan Administrator will, along with its affiliates, receive all cash investments, purchase and sell shares for Plan participants, maintain records, issue statements of account, and performs other duties related to the Plan.

PARTICIPATION

5.	Who is eligible to participate in the Plan?

Any person or legal entity is eligible to participate in the Plan. You do not have to be a current shareholder, nor do you have to reside or be located in the U.S. or be a U.S. citizen. However, you must become a shareholder of record in order to participate in the dividend reinvestment component of the Plan as described in Question 6. In all cases, optional cash purchases of shares through the Plan must be made in U.S. currency drawn on a U.S. bank account. In addition, before investing in our common stock, each participant who resides or is located outside the U.S. is responsible for reviewing the laws of his or her country of residence or other applicable laws to determine if there are any restrictions on his or her ability to invest through the Plan.

BMTC may refuse to offer the Plan to residents of any state that may require registration, qualification or exemption of the common stock to be issued under the Plan, or require registration or qualification of BMTC or any of its officers or employees as a broker-dealer, a salesperson or an agent, where we determine, in our sole discretion, that the number of shareholders or the number of shares held does not justify the expense that we may incur with respect to effecting sales of our common stock under the Plan in the state.

6.	How can I participate in the Plan?

Current Shareholders of Record

If you already hold shares of our common stock registered in your name, you may join the Plan by enrolling online at www.bnymellon.com/shareowner/isd through Investor ServiceDirect® by telephone or by returning a completed enrollment form to the Plan Administrator. Your participation will begin promptly after your authorization is received. Once you have enrolled, your participation will continue automatically until either you elect to withdraw from the Plan or we terminate the Plan or your participation in the Plan.

New Investors

If you are not a current shareholder, you may join the Plan by returning to the Plan Administrator a completed enrollment form along with an initial investment of at least $500, but not more than $10,000.

You also may enroll online at www.bnymellon.com/shareowner through Investor ServiceDirect®. If you enroll online, you may either authorize a deduction from your bank account for your initial investment or send your initial investment by check payable to Computershare/Bryn Mawr.

Beneficial Owners and Shares Held in “Street Name”

If you are a beneficial owner of BMTC common stock and your shares are registered in the name of a bank, broker, trustee or other agent, you may transfer your shares to a Plan account by instructing your bank, broker, trustee or agent to register your shares directly in your name and then enrolling in the Plan as described above under “New Investors.” You also may participate in the Plan by making arrangements with your bank, broker, trustee or agent to participate in the Plan on your behalf.

Please refer to Question 37 of this prospectus supplement for the Plan Administrator’s web site, telephone numbers, and address.

DIVIDEND REINVESTMENT

7.	How does the reinvestment process work?

As a participant in the Plan, you may elect to reinvest all, part, or none of the dividends paid on your BMTC common stock, and your preference should be indicated on the enrollment form. If you complete and return an enrollment form without selecting one of these three options, all of your dividends will be automatically reinvested in shares of BMTC common stock.

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Full dividend reinvestment: If you select this option, all of the cash dividends paid on the shares you enroll in the Plan will automatically be reinvested to purchase additional shares of BMTC common stock.

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Partial dividend reinvestment: If you select this option, a portion of your cash dividends will be paid to you in cash, and the remaining portion of your dividends will be automatically reinvested to purchase additional shares of BMTC common stock. If you choose partial reinvestment, you must specify on the enrollment form the number of whole shares on which you wish to continue to receive cash dividends by check or to have directly deposited into your designated checking or savings account, as further described below. The remaining dividends will be automatically reinvested.

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No dividend reinvestment: If you select this option, all of your dividends will be paid to you in cash. You may choose to have your cash dividends directly deposited into your designated checking or savings account or sent to you by check. You must be a current BMTC shareholder to choose this option. To arrange to have your dividends directly deposited into your designated bank account, you must complete and return a direct deposit authorization form. You may request an authorization form by calling the Plan Administrator at 1-877-238-6956, or you may authorize the direct deposit of dividends when you enroll in the Plan online, or access your account online at www.bnymellon.com/shareowner.

You may change your dividend reinvestment election at any time, regardless of the option you have chosen. To change your election, simply access your account online at www.bnymellon.com/shareowner/isd or complete a new enrollment authorization form and mail it to the Plan Administrator. Changes to your dividend reinvestment election must be received by the Plan Administrator at least one business day prior to the dividend record date in order to be applied to that dividend.

8.	When will the reinvestment of my dividends begin?

Typically, we pay a quarterly cash dividend on or about the 1st day of March, June, September, and December to shareholders of record on or about the 5th day of the prior month in which the dividend is paid. The reinvestment of your dividends will begin with the first quarterly cash dividend that we pay following your enrollment, but only if your enrollment is received at least one business day prior to the record date for that dividend. If your enrollment is received between a dividend record date and a payable date, the reinvestment of your dividends will commence with the dividend payment in the following quarter.

9.	Can I deposit stock certificates for safekeeping with the Plan Administrator?

You may deposit any or all of your BMTC common stock certificates with the Plan Administrator for safekeeping. This added feature relieves you of the worry associated with the possibility of loss, theft, or destruction of the certificates. This service is provided to Plan participants without charge.

All stock certificates sent to the Plan Administrator for safekeeping are automatically converted into book-entry form and will be credited to your Plan account. If you later wish to hold such shares in certificate form again, you must request the Plan Administrator to generate another certificate.

INITIAL AND OPTIONAL CASH PURCHASES

10.	When and how can I make initial or optional cash purchases?

New investors may make an initial cash purchase when enrolling in the Plan by enclosing a check with their enrollment form, or by authorizing an automatic debit from a designated bank account when enrolling online at the Plan Administrator’s website. In both cases, the minimum initial cash purchase amount is $500.

As a Plan participant, you may also make optional cash purchases of our common stock. The minimum cash purchase accepted is $50. The maximum limit for both initial purchases and optional cash purchases is $10,000 per transaction not to exceed a maximum of $120,000 per calendar year, unless we grant a waiver of this amount. In the event you want to make an optional cash purchase of more than $10,000, you will need to divide such purchase in separate transactions unless a waiver is granted (See Questions 16 and 17 for more information regarding waivers). Any payment received will be applied toward the purchase of shares for your account as promptly as practicable, usually within five (5) business days upon receipt of funds by the Plan Administrator.

Your cash purchases may be commingled by the Plan Administrator with dividends and with other participants’ cash purchases for the purpose of buying shares of common stock. You cannot specify the prices or timing of purchases, nor can you make any other limitations on the purchase of shares other than those specified under these terms and conditions. No interest will be paid on optional cash purchases pending investment.

If you choose to submit a check, be sure to use the contribution form that appears on your Plan statement, and mail it to the address specified on the form. Alternatively, if you wish to make regular monthly purchases, you may authorize automatic deductions from your bank account. This feature enables you to make ongoing investments in an amount that is comfortable for you, without having to write a check. You also may authorize individual debits from your bank account.

11.	Am I obligated to make cash purchases if I enroll in the Plan?

No. Cash purchases are entirely voluntary. You may supplement the reinvestment of your dividends with optional cash purchases as often as you like, or not at all. Or you may buy shares with optional cash purchases and choose not to reinvest any or all of your dividends.

FEES

12.	What fees may I incur by participating in the Plan?

We will pay all service and trading fees associated with the reinvestment of dividends and initial and optional cash purchases.

A $15.00 transaction fee, plus a trading fee of $0.12 per share, will be charged each time Plan shares are sold on your behalf. There will also be a $35.00 charge for any returned check or debit. These fees may change from time to time, but only with ninety (90) days prior written notice.

PURCHASE OF SHARES

13.	What is the source of the common stock that may be purchased through the Plan?

At our discretion, share purchases will be made on the open market or directly from BMTC. Shares purchased from BMTC may come from our authorized but unissued shares or from our treasury shares. Share purchases on the open market may be made on any stock exchange where our common stock is traded or through negotiated transactions, on such terms as the Plan Administrator determines. Neither we nor you will have any authority to direct the date, time, or price at which shares may be purchased by the Plan Administrator.

14.	How will shares be purchased under the Plan?

•	Upon receipt of your funds, the Plan Administrator will invest initial and additional cash purchases as promptly as practicable, normally within five (5) business days.

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Shares will be posted to your account in whole and fractional shares, computed to four decimal places. A confirmation of your transaction will be sent by e-mail or via a paper statement to the Internet or postal address you give us when you enroll in the Plan.

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In the unlikely event that, due to unusual market conditions, the Plan Administrator is unable to invest the funds within thirty-five (35) calendar days, the Plan Administrator will return the funds to you by check. No interest will be paid on funds held by the Plan Administrator pending investment.

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For automatic monthly purchases, the amounts you have authorized will be withdrawn from your bank account on the 10th day of each month or on the next succeeding business day if the 10th falls on a weekend or holiday. The funds will be credited to your Plan account and normally invested within five (5) business days after receipt by the Plan Administrator.

•	The Plan Administrator will use your cash to purchase as many full and fractional shares as possible.

15.	How will the price for my shares be determined?

For shares purchased on the open market for optional cash purchases or reinvestment, the purchase price will be the average price that the Plan Administrator pays to obtain shares for all participants who acquire shares through the Plan on the same day.

For shares purchased directly from BMTC, the purchase price will be:

•

97% of the volume-weighted average price of our common stock, as reported in the NASDAQ Stock Market, on the investment date for reinvestment of dividends using new shares or treasury shares purchased directly from BMTC, or

•

100% of the purchase price of the volume weighted average price of our common stock, as reported in the NASDAQ Stock Market, on the investment date for optional cash purchases using new shares or treasury shares purchased directly from BMTC.

The discount described above for shares purchased directly from BMTC will continue until terminated or modified by action of the Board of Directors. If BMTC decides to terminate or modify the discount, a written notice will be sent to notify you of the changes.

16.	Will shares be offered to Plan participants at a discount?

We will establish a waiver discount only for shares that are purchased directly from us pursuant to a waiver request. For each pricing period, we may establish a discount from the market price applicable to optional cash purchases and initial investments made pursuant to a request for waiver (please see Question 17). This waiver discount, if any, will range from 0% to 5% of the purchase price and may vary for each pricing period. The waiver discount, if any, will be established at our sole discretion after a review of current market conditions, the level of participation in the Plan, the attractiveness of obtaining additional funds through the sale of our common shares as compared to other sources of funds, and our need for additional funds. You may obtain information regarding the maximum waiver discount, if any, by contacting the Plan Administrator at (201) 680-5300. Setting a waiver discount for a particular pricing period will not affect the setting of a waiver discount for any subsequent pricing period. The waiver discount, if any, will apply only to optional cash purchases and initial investments in excess of $120,000, in which case, the waiver discount, if any, will apply to the entire optional cash purchase or initial investment made pursuant to a waiver, not just the portion in excess of $120,000.

17.	May I invest more than the Plan maximum of $120,000 per account per year?

Yes, we may grant waivers of the transaction and calendar year investment limitations in our discretion. Upon receipt of a written waiver form from an investor, we will consider waiving the maximum investment limit. We are not obligated to give a waiver and may decide to grant or refuse a waiver for any reason or no reason in our sole discretion.

Under regulations of the Federal Reserve Board, a non-individual holder of 25% or more of BMTC’s outstanding common stock (or a holder of 5% or more if the holder otherwise exercises a “controlling influence” over BMTC) may then be obligated to register with the Federal Reserve Board and be subject to regulation as a bank holding company.

A bank holding company may be required to obtain Federal Reserve Board approval under the Bank Holding Company Act of 1954 to acquire 5% or more of BMTC’s outstanding common stock.

Any foreign bank, and any company that controls a foreign bank that has certain types of U.S. banking operations, may be required to obtain prior Federal Reserve Board approval under the International Banking Act of 1978 to acquire 5% or more of that series of preferred stock.

Any person other than a bank holding company may be required to obtain Federal Reserve Board approval under the Change in Bank Control Act of 1978 to acquire 10% or more of BMTC’s outstanding common stock.

Grants of waiver requests will be made in our sole discretion based on a variety of factors, which may include: our current and projected capital needs, prevailing market prices of our common stock and other securities, and general economic and market conditions. Shares purchased in excess of the Plan maximum investment amount will be priced as follows:

•

Investments for which a waiver has been granted will be made subject to a “pricing period,” which will generally consist of one (1) to fifteen (15) separate days during which trading of our common stock is reported on the NASDAQ Stock Market. Each of these separate days will be an “investment date,” and an equal proportion of the investment amount will be invested on each trading day during such pricing period, subject to the qualifications listed below. The purchase price for shares acquired on a particular investment date will be equal to 100% (subject to change as provided below) of the volume-weighted average price (less any applicable discount), rounded to four decimal places, of our common stock as reported by the NASDAQ Stock Market only, obtained from Bloomberg, LP for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, including the official market close, for that investment date. Funds for such investments must be received by the Plan Administrator not later than the business day before the first day of the pricing period.

•

We may establish a minimum or “threshold” price for any pricing period that the volume-weighted average price, rounded to four decimal places, of our common stock must equal or exceed during each trading day of the pricing period for investments made pursuant to a waiver request.

•

If we decide to establish a threshold price for a particular pricing period, the threshold price for any investments made pursuant to a request for waiver will be a stated dollar amount that the volume-weighted average price, rounded to four decimal places, of our common stock, as reported by the NASDAQ Stock Market for each trading day in the relevant pricing period, must equal or exceed. If the threshold price is not satisfied for a trading day in the pricing period, then that trading day and the trading prices for that day will be excluded from the pricing period.

•

We will only establish a threshold price if shares will be purchased directly from us in connection with the relevant pricing period (please see first bullet above). If we have established a threshold price with respect to the relevant pricing period, then we will exclude from the pricing period any trading day that the volume-weighted average price is less than the threshold price and refund that day’s proportional investment amount. For example, if the threshold price is not met for two (2) of the trading days in a ten-day pricing period, then we will return 20% of the funds you submitted in connection with your waiver request, without interest, unless we have activated the pricing period extension feature for the pricing period, as described below. In the event the total investment falls below $120,000 due to a portion of the investment being refunded for failure to meet a threshold price, the waiver will continue to be in effect, and the transaction will proceed as planned with respect to the non-refunded investment amount.

•	Neither we nor the Plan Administrator are required to notify you that a threshold price has been established for any pricing period.

•

We may elect to activate for any particular pricing period a pricing period extension feature which will provide that the initial pricing period be extended by the number of days that the threshold price is not satisfied, subject to a maximum of five (5) trading days. If we elect to activate the pricing period extension feature and the threshold price is satisfied for any additional day that has been added to the initial pricing period, that day will be included as one of the trading days for the pricing period instead of the day on which the threshold price was not met. For example, if the determined pricing period is ten (10) days, and the threshold price is not satisfied for three (3) out of those ten (10) days in the initial pricing period, and we had previously announced in the bid-waiver form that the pricing period extension feature was activated, then the pricing period will be automatically extended, and if the threshold price is satisfied on the next three (3) trading days (or a subset thereof), then those three (3) days (or subset thereof) will become investment dates in lieu of the three (3) days on which the threshold price was not met. As a result, because there were ten (10) trading days during the initial and extended pricing period on which the threshold price was satisfied, all of the funds that you include with your request for waiver will be invested.

•

Newly issued shares purchased pursuant to a request for waiver will be posted to participants’ accounts within three (3) business days following the end of the applicable pricing period, or, if we elect to activate the continuous settlement feature, within three (3) business days of each separate investment date beginning on the first investment date in the relevant pricing period and ending on the final investment date in the relevant pricing period, with an equal amount being invested on each day, subject to the qualifications set forth above. During any month when we are proposing to grant requests for waiver for one or more investments, we may elect to activate the continuous settlement feature for such investments by announcing in the bid-waiver form that we will be doing so. The purchase price of shares acquired on each investment date will be equal to the volume-weighted average price obtained from Bloomberg, LP (unless such service is unavailable, in which case we will designate another service to be utilized before the beginning of the pricing period), rounded to four decimal places, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, including the official market close, for each of the investment dates during the pricing period, assuming the threshold price is met on that day, less any discount that we may decide to offer. For each pricing period (assuming the threshold price is met on each trading day of that pricing period), we would have a separate settlement of each investment dates’ purchases, each based on the volume-weighted average price for the trading day relating to each of the investment dates during the pricing period.

•	Waiver request forms and information regarding the establishment of a threshold price, if any, may be obtained by contacting the Plan Administrator at (201) 680-5300.

SALE OF PLAN SHARES

18.	How can I sell the shares of common stock that are held in my Plan account?

You may request that the Plan Administrator sell some or all of the shares held in your Plan account. The Plan Administrator will process your sale order promptly following receipt and in no event later than five trading days after your order is received. The Plan Administrator will aggregate all shares for which requests to sell were received and will sell such shares on the open market through a registered broker-dealer selected at its sole discretion, including a broker-dealer affiliated with the Plan Administrator. The sale price for shares sold will not be known until the sale of all aggregated shares is completed and will be based on the weighted average price per share obtained in the open market for all such aggregated shares. The net proceeds of the sale less applicable fees will be sent to you by check following the sale. Fees for the sale of shares include a $15.00 transaction fee plus a trading fee of $0.12 per share and any required tax withholdings or transfer taxes. If you opt to sell all of the shares held for you in the Plan, your participation in the Plan will be automatically terminated.

Alternatively, you may choose to sell your shares through a broker of your choice, in which case you must request that the Plan Administrator either (a) electronically transfer your shares to your broker, or (b) issue the shares in physical certificate form for delivery to your broker before settlement of the sale.

The Plan Administrator may determine the price for the fractional shares either by (a) selling shares on the open market through a registered broker-dealer, or (b) using the current price of our common stock on the NASDAQ Stock Market, or as quoted by a registered broker-dealer on the date of the request.

19.	If I request the sale of the shares held in my Plan account, when will they be sold?

If you request the sale of shares that are held for you in the Plan, the Plan Administrator will use its best efforts to sell your shares on the open market within five (5) business days after receipt of your sale instructions, or as soon as otherwise practicable. A check in payment of the net proceeds will be mailed to you as soon as practicable after the sale has taken place.

There can be no assurances with respect to the Plan Administrator’s ability to sell your shares and no assurances as to the prices or timing of such sales, or the terms under which such sales may be transacted. Neither we nor the Plan Administrator has any obligation under the Plan, and assume no responsibility, to purchase whole shares credited to your Plan account if such shares cannot be sold by the Plan Administrator.

DIVIDENDS

20.	How will I be credited with the dividends paid on the shares I have enrolled in the Plan and/or that are being held in my Plan account?

The Plan Administrator will receive the cash dividends (less the amount of any taxes withheld) paid by us on all whole and fractional shares that are enrolled and/or held in the Plan at the dividend record date, and will credit such dividends to your Plan account on the payable date. The dividends received by the Plan Administrator will automatically be reinvested in shares of our common stock in the manner you designate (either full reinvestment, partial reinvestment, or no reinvestment). For more information regarding your reinvestment options, see Question 7.

21.	What if I decide that I would like to receive in cash some of the dividends paid on the shares enrolled or held in the Plan, rather than having them reinvested?

The Plan permits the partial reinvestment of dividends. If you would prefer to receive some or all of your dividends in cash, you may designate that preference on your enrollment form. For more information regarding these options, see Question 7.

REPORTS TO PARTICIPANTS

22.	What reports will I receive as a participant in the Plan?

As soon as practicable after each transaction, you will receive a statement with information about your Plan account, including amounts invested, the purchase and/or sales prices, and the number of shares purchased and/or sold. This statement will provide a record of purchases and sales transacted on your behalf under the Plan and you should retain it for income tax purposes. As a shareholder, you also will receive various communications, including our annual report to shareholders, notices of shareholder meetings, proxy statements, and information for income tax reporting. Included with your first statement will be instructions to register your account online to view statements, transactions and other account options. The registration for online account access is optional.

ISSUANCE AND DEPOSIT OF STOCK CERTIFICATES

23.	Will certificates be issued to me for shares of common stock purchased through the Plan?

Certificates for shares of common stock that are purchased through the Plan will not be issued to you unless you request that the Plan Administrator do so. All shares will be issued to the Plan Administrator or its nominee(s) as agent, and credited to your Plan account in book entry form. The number of shares credited to your Plan account will appear on your account statements. This convenient process protects against loss, theft, or destruction of stock certificates, and reduces our costs.

Shares credited to your Plan account may not be assigned or pledged in any way. If you wish to assign or pledge the whole shares credited to your account, you must request that certificates for those shares be issued to you in your name.

Upon receipt of your request, the Plan Administrator will issue you a certificate for any number of whole shares credited to your Plan account. Certificates for fractional shares will not be issued under any circumstances. If you elect to have shares issued to you in certificate form, those shares will be removed from your Plan account, and dividends issued on those shares will not be subject to the Plan, nor eligible for reinvestment under the Plan.

The name on your Plan account will be identical to the name that appears on the certificate(s) underlying the shares you have enrolled in the Plan and/or that are held for you in the Plan in book entry form. Certificates for whole shares issued to you under that same name.

24.	How can I arrange for my stock certificate(s) to be held in safekeeping by the Plan Administrator?

If you wish to submit your stock certificate(s) to the Plan Administrator for safekeeping, you should mail them (unendorsed) by registered mail, with a note requesting that they be credited to your Plan account. All stock certificates sent for safekeeping are automatically converted into book-entry form and will be credited to your Plan account. If you later wish to hold such shares in certificate form again, you must request the Plan Administrator to generate another certificate.

If you are mailing certificates to the Plan Administrator, we recommend that you insure the certificate(s) for 1% of the current market value, as this is the amount you will be charged for surety protection should your certificate(s) be lost in the mail.

TERMINATION OF PLAN PARTICIPATION

25.	How do I terminate my participation in the Plan?

Participation in the Plan is entirely voluntary. You may terminate your participation at any time by providing notice and instructions to the Plan Administrator. The Plan Administrator must receive your termination request at least one business day prior to the dividend record date for the dividend to be disbursed to you rather than reinvested pursuant to the Plan. In such notice, you must instruct the Plan Administrator to either (a) discontinue the reinvestment of the dividends paid on the shares enrolled and/or held in your Plan account, but continue to hold those shares in book form on your behalf; (b) issue a certificate for the whole shares credited to your Plan account and issue a cash payment for any cash in lieu of a fractional share; or (c) sell the whole shares credited to your Plan account and issue a cash payment for the proceeds plus any cash in lieu of a fractional share, less associated trading fees of $0.12 per share and the $15.00 transaction fee.

26.	May I later re-elect to participate in the Plan?

Generally, you may elect to re-enroll in the Plan at any time. However, BMTC and the Plan Administrator reserve the right to reject any re-enrollment application on grounds of excessive joining and withdrawing. This reservation is intended to minimize unnecessary administrative expense and encourage use of the Plan as a long-term shareholder investment service.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

27.	What are the U.S. federal income tax consequences of participation in the Plan?

The following is a summary of certain of the United federal income tax consequences of participation in the Plan. This summary is for general information only and does not constitute tax advice. This summary does not reflect every possible tax outcome or consequence that could result from participation in the Plan. This summary does not discuss your tax consequences if you are not a U.S. holder. For these purposes, a “U.S. holder” is a beneficial holder of BMTC shares of common stock who, for United States federal income tax purposes:

•	is a citizen or resident of the United States;

•

is a corporation or other entity treated as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia;

•	is an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or a trust that has a valid election in place to be treated as a United States person.

If a partnership or other entity treated as a partnership for United States federal income tax purposes holds shares of BMTC common stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding shares of BMTC common stock are encouraged to consult their tax advisors.

This summary is limited to holders who hold shares of BMTC common stock as “capital assets” (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the “Code”). Your tax treatment will vary depending on your particular situation, and this discussion does not address all the tax consequences that may be relevant to you in light of your particular circumstances. This discussion does not address the tax consequences relevant to persons who receive special treatment under the United States federal income tax law including, without limitation, financial institutions, banks and thrifts; insurance companies; tax-exempt organizations; “S” corporations; traders in securities that elect to mark to market; partnerships, pass-through entities and persons holding our common stock through a partnership or other pass-through entity; holders subject to the alternative minimum tax; regulated investment companies and REITs; foreign corporations or partnerships, and persons who are not residents or citizens of the United States; broker-dealers or dealers in securities or currencies; United States expatriates; persons holding our common stock as a hedge against currency risks or as a position in a straddle; or United States persons whose functional currency is not the United States dollar.

You should consult your own tax advisor to determine the tax consequences particular to your situation, that may result from your participation in the Plan and your subsequent sale of shares acquired pursuant to the Plan. This summary does not describe any applicable state, local or foreign income tax or other tax consequences. Any state tax consequences will vary from state to state, and any tax consequences to you if you reside outside of the United States will vary from jurisdiction to jurisdiction.

Reinvestment of Dividends

If shares are purchased directly from BMTC, participants will, to the extent BMTC has current or accumulated earnings and profits for federal income tax purposes, be considered to have received a dividend for federal income tax purposes equal to the fair market value as of the dividend payment date of the shares purchased with the reinvested dividends. Until further notice, shares purchased for reinvestment by the Plan directly from BMTC with cash dividends will be purchased at 97% of the market value of the shares on the date of purchase. Therefore, the amount of taxable dividend income will include the discount. If shares are purchased through open market transactions, participants will be treated as having received a dividend equal to the cash dividend paid by BMTC increased by the amount of commissions and other brokerage expenses paid by BMTC in purchasing shares on the participant’s behalf. Those dividend amounts will become your basis in the shares purchased, and your holding period of those shares will begin on the day following the date of purchase. Thus, if you reinvest cash dividends under the Plan, you will be treated for U.S. federal income tax purposes as having received dividend income on the dividend payment date. This may give rise to a tax payment obligation without providing you with immediate cash to pay such tax when it becomes due.

Optional Cash Purchases

Participants whose shares are purchased directly from BMTC pursuant to optional cash purchases will, to the extent BMTC has current or accumulated earnings and profits for federal income tax purposes, be treated for federal income tax purposes as having received a dividend equal to the excess (if any) of (i) the fair market value on the investment date of the shares purchased, over (ii) the optional cash payments made. You generally will not be deemed to have received a dividend with respect to shares acquired by purchases in open market transactions, except to the extent of commissions and other brokerage expenses paid by BMTC in purchasing shares on the participant’s behalf. Your tax basis in the shares purchased will be equal to the cost paid by you in acquiring the stock, plus the amount treated as a dividend for federal income tax purposes. Your holding period for those shares will begin on the day following the date of purchase.

Additional Information Applicable to Reinvestment of Dividends and Optional Cash Payments

While the matter is not free from doubt, BMTC intends to take the position that the administrative expenses of the Plan, to be paid by BMTC, are not constructive dividends to Plan participants. Each Plan participant will receive from the Plan Administrator a Form 1099-DIV, which will show the total dividend income to the Plan participant.

If a participant is subject to U.S. federal income tax withholding on dividends or a foreign participant’s taxable income under the Plan is subject to U.S. federal income tax withholding, cash dividends are reinvested less federal tax withholding under applicable law.

The dividend income received by a corporate stockholder may be eligible for a 70% percent dividends-received deduction under current federal tax laws. Corporate stockholders should consult their own tax advisor regarding the effect of these rules on Plan shares and distributions thereon.

You will not realize any taxable income upon the receipt of whole shares credited to your account, either upon your request for certificates or book-entry registration for those shares or upon withdrawal from or termination of the Plan. However, if you receive, upon withdrawal from or termination of the Plan, a cash payment for a fractional share credit in your account, you will be treated as having redeemed the fractional share of stock and accordingly will recognize gain or loss for tax purposes equal to the difference between the cash payment and your tax basis of that fractional share. You will realize gain or loss upon the sale or exchange of shares after withdrawal from the Plan. The amount of that gain or loss will be the difference between the amount that you receive for each whole share and your tax basis for the shares.

You should be aware that federal income tax provisions that are generally effective January 1, 2011 could affect the determination and allocation of the basis of shares held in the Plan as well as certain information reporting requirements related to such shares. You should consult your own tax advisor regarding the effect of these rules on your Plan shares.

Backup withholding will apply to dividend payments made on your BMTC common stock, as well as the payment of the proceeds from the sale or redemption of your BMTC common stock, if you are a non-corporate United States holder and you:

•	fail to provide an accurate taxpayer identification number;

•	are notified by the United States Internal Revenue Service that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or

•	in certain circumstances, fail to comply with applicable certification requirements.

A U.S. holder should consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against the holder’s United States federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.

Medicare Tax on Unearned Income. Certain U.S. holders that are individuals, estates or certain trusts will be required to pay an additional 3.8% tax on, among other things, dividends, interest on and capital gains from the sale or other disposition of stock or debt obligations for taxable years beginning after December 31, 2012. U.S. holders should consult their tax advisors regarding the effect, if any, of this additional tax on their ownership and disposition of our common stock or debt securities.

Foreign Account Tax Compliance Act. Under the Foreign Account Tax Compliance Act, a 30% withholding tax is imposed on, among other things, dividends paid after December 31, 2013 to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose certain of its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. The scope of these requirements remains unclear, and you are urged to consult your tax advisors regarding the application of these requirements to your own situation.

OTHER INFORMATION

28.	What happens if I decide to sell or transfer all of the certificated shares enrolled in the Plan but not the shares that are held in my Plan account?

If you sell or transfer all of the certificated shares enrolled in the Plan, but continue to hold shares in your Plan account, the cash dividends on the shares held in your Plan account will continue to be reinvested, unless you instruct the Plan Administrator to terminate your participation in the Plan.

29.	How do I change the name on my account, transfer shares or give as a gift shares in my Plan account?

You may change the name of your Plan account, transfer shares or gift shares in your Plan account at any time by completing and submitting to the Plan Administrator a transfer of ownership form. Transfers may be made in book entry or certificated form. You can contact the Plan Administrator to request transfer instructions and a transfer of ownership form, or you can download the instructions and form online at www.bnymellon.com/shareowner/isd.

If you are submitting certificates for transfer, we recommend that you send them, properly insured, by certified or registered mail with return receipt requested or some form of traceable delivery. All participants in the existing Plan account need to sign the instructions, and their signatures need to be authenticated with a Medallion Signature Guarantee as described in the instructions on the transfer of ownership form.

30.	If BMTC issues additional shares of common stock in connection with a stock dividend or a stock split, how will I receive the additional shares?

Any shares representing stock dividends or stock splits that we distribute on shares of our common stock that you have enrolled in the Plan and/or that are being held in your Plan account will be credited to your Plan account.

31.	How will I be able to vote the shares held in my Plan account?

You will have the power to vote the shares of BMTC common stock held in your Plan account. If you are a registered holder, we will send you a proxy statement and a proxy card for any annual or special meeting of shareholders. The proxy card will cover both those shares registered in your name and those held in your Plan account. If you hold shares in “street name” and have arranged with a broker, bank or other nominee to participate in the Plan on your behalf as a record holder, the proxy card will be sent to your nominee and will include all shares held by the nominee, including those which it holds in the Plan as a record holder on your behalf.

32.	What are the responsibilities of BMTC and of the Plan Administrator under the Plan?

Neither we nor the Plan Administrator or its nominee(s), in administering the Plan, will be liable for any act done in good faith. Neither we nor the Plan Administrator will be liable for any good faith omission to act, including, without limitation, any claims of liability arising out of: (a) failure to terminate a participant’s account upon the participant’s death before the receipt of notice in writing of the death; (b) the prices and times at which shares of common stock are purchased or sold for the participant’s account or the terms under which such purchases or sales are made; or (c) fluctuations in the market value of our common stock. Neither we nor the Plan Administrator can assure you of a profit, or protect you against a loss, from the shares purchased or sold through the Plan. An investment in our common stock is subject to significant market fluctuations, as are all equity investments. We cannot control purchases by the Plan Administrator under the Plan and cannot assure you that dividends on our common stock will not be reduced or eliminated in the future.

33.	Who interprets the Plan?

BMTC and the Plan Administrator are authorized to interpret the Plan, adopt regulations and take any other action reasonably designed to implement the Plan. Any action taken by BMTC or its agents in the good faith exercise of its judgment will be binding on all Plan participants. The Plan, and any related Plan documentation and Plan accounts, will be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

34.	May the Plan be changed or discontinued?

While we currently expect to offer a dividend reinvestment and stock purchase plan indefinitely, we reserve the right to suspend, modify, or terminate the Plan at any time. You will receive notification of any such suspension, material modification, or termination. We and the Plan Administrator also reserve the right to change any administrative procedures of the Plan (including fees and expenses) at any time without notice to you, and any such changes shall not be deemed material modifications to the Plan.

If the Plan is suspended or terminated, the Plan Administrator will continue to hold your shares in book entry form unless you request a stock certificate to be issued or have your shares sold. If you request a certificate, the Plan Administrator will send to you a certificate for the whole shares and a check for any fractional share of common stock in your Plan account, less any applicable fees and transfer taxes. Alternatively, at your request, the Plan Administrator will sell all or a portion of such shares and remit to you the proceeds less any applicable fees and transfer taxes.

If we or the Plan Administrator terminate the Plan, or if we are involved in a reorganization or merger, your shares enrolled in the Plans as well as your current elections under the Plan may automatically roll over to a subsequent survivor or successor Plan.

35.	Could the Plan Administrator change?

Yes. It is possible that the Plan Administrator may resign as administrator of the Plan at any time or discontinue offering its services as Administrator. Further, BMTC, in its sole discretion, may decide to replace the Plan Administrator. In any case, BMTC would appoint a successor administrator to administer the Plan.

36.	Who bears the risk of market price fluctuations in BMTC’s common stock?

You do. Your investment in shares of BMTC common stock under the Plan will be no different from an investment in directly-held shares of BMTC common stock. You will bear the risk of loss and may realize the benefits of gain from market price changes with respect to all BMTC shares held by you in the Plan or otherwise. The shares are not deposits and are not insured by the FDIC or any other government agency.

37.	Who do I contact if I have questions about the Plan?

The Plan Administrator will answer any questions you have about buying or selling our common stock through the Plan or about any other Plan services. You may contact the Plan Administrator in the following ways:

•

Internet. You can enroll, obtain information, change the number of shares on which your dividends are to be paid in cash, and perform certain transactions on your account online via Investor ServiceDirect® (ISD). New investors will need to establish a Personal Identification Number (PIN) when setting up their account. Existing shareholders will need to use the Investor Identification Number (IID) which can be found in a bolded box on your dividend check stub or statement to establish your PIN. In order to access your account through ISD, you will be required to complete an account activation process. This one-time authentication process will be used to validate your identity in addition to your IID and self-assigned PIN.

•	To access Investor ServiceDirect®, please visit the Plan Administrator’s website at: www.bnymellon.com/shareowner/isd.

•

Written Inquiries. You may make an e-mail inquiry by following the instructions on the Investor ServiceDirect website. Please address all other correspondence concerning the Plan to the Plan Administrator at the following address:

Computershare Trust Company, N.A.

P.O. Box 358035

Pittsburgh, PA 15252-8035

Be sure to include your name, address, daytime phone number, IID, and a reference to Bryn Mawr Bank Corporation on all correspondence.

•	Telephone Inquiries. The Plan Administrator may be reached directly by dialing:

1-877-238-6956 (dedicated number in the United States and Canada)

1-800-231-5469 (for the hearing impaired) (TDD)

1-201-680-6578 (outside of the United States and Canada)

An automated voice response system is available 24 hours a day, 7 days a week. Customer Service Representatives are available from 9:00 a.m. to 7:00 p.m., Eastern Time, Monday through Friday (except holidays).

38.	Must I notify the Plan Administrator if I change my address?

Yes. The Plan Administrator will send all notices to the Plan participant’s last known address in its records. Mailing of notices to such address will satisfy any obligation we have to give you notice. Accordingly, you should promptly notify the Plan Administrator in writing or via the Plan Administrator’s web site of any change of address.

If you elect to receive notices by electronic mail, you should promptly notify the Plan Administrator of any change in your designated e-mail address.

NOTE ABOUT FINANCIAL INTERMEDIARIES

We may grant requests for waiver of the Plan’s maximum annual investment limit to financial intermediaries, including brokers and dealers, and other participants in the future. Grants of such waiver requests will be made in our sole discretion based on a variety of factors, which may include but are not limited to: our current and projected capital needs, the alternatives available to us to meet those needs, prevailing market prices for our common stock, general economic and market conditions, expected aberration in the price or trading volume of our common stock, the potential disruption of our common stock price that may be caused by a financial intermediary, the number of shares of common stock held by the participant seeking a waiver, the past actions of a participant under the Plan, the aggregate amount of investments for which such waivers have been submitted, and the administrative constraints associated with granting such waivers. If waiver requests are granted, a portion of the shares available for issuance under the Plan will be purchased by participants (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Financial intermediaries may purchase a significant portion of the shares of common stock issued under the Plan. We do not have any formal or informal understanding with any such organizations and, therefore, the extent of such financial intermediaries’ participation under the Plan cannot be estimated as this time. Participants that are financial intermediaries that acquire shares of our common stock under the Plan with a view to distribution of such shares or that offer or sell shares in connection with the Plan may be deemed underwriters within the meaning of the Securities Act. From time to time, financial intermediaries, including brokers and dealers, may engage in positioning transactions in order to benefit from the discount from the market price, if any, of common stock acquired under the Plan. Such transactions may cause fluctuations in the trading volume of our common stock. Financial intermediaries that engage in positioning transactions may be deemed to be underwriters within the meaning of the Securities Act. The Plan is intended for the benefit of our current and prospective investors and not for individuals or investors who engage in transactions that may cause aberrations in the price or trading volume of our common stock.

DESCRIPTION OF COMMON STOCK

For a description of the common stock being offered hereby, please see the section titled “DESCRIPTION OF OUR COMMON STOCK” in the accompanying base prospectus.

PLAN OF DISTRIBUTION

The Plan Administrator may purchase common stock for the Plan in the open market or directly from us. Our common stock is currently listed on the NASDAQ Global Select Market of the NASDAQ Stock Market.

There are no fees or commissions paid by Plan participants in connection with the reinvestment of dividends and initial and optional cash purchases under the Plan. All costs associated with those transactions under the Plan will be paid by BMTC.

Common stock may not be available under the Plan in all states. This prospectus supplement together with the accompanying base prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, any common stock or other securities in any state or any other jurisdiction to and person to whom it is unlawful to make such offer in such jurisdiction.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Bruce G. Leto, a brother of our director, General Counsel and Executive Vice President Francis J. Leto, is a partner of and on the board of directors of Stradley Ronon Stevens & Young, LLP, a law firm headquartered in Philadelphia, Pennsylvania. The firm provides legal services to the Corporation and Bank for which the firm received $419,673 in fees during 2011. Bruce Leto’s indirect interest in these fees was $16,834, computed without regard to the amount of profit or loss.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Stradley Ronon Stevens & Young, LLP, a law firm headquartered in Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements of Bryn Mawr Bank Corporation and subsidiaries (the Corporation) as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to Sections 1741-1743 of the Pennsylvania Business Corporation Law of 1988 (Act of December 21, 1988, P.L. 1444) (“PBCL”), the Corporation has the power to indemnify its directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in, or not opposed to, the best interests of the Corporation and, with respect to a criminal proceeding, that the director or officer had no reasonable cause to believe his or her conduct was unlawful. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the Corporation if the person entitled to indemnification shall have been adjudged to be liable to the Corporation unless and to the extent that the person is adjudged to be fairly and reasonably entitled to indemnity. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Pursuant to Section 1745 of the PBCL, the Corporation has the power to pay expenses (including attorneys’ fees) incurred by a director or officer in a proceeding in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation.

Section 1746 of the PBCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

The Corporation’s amended and restated articles of incorporation and amended and restated bylaws provide for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the laws of the Commonwealth of Pennsylvania as in effect at the time of such indemnification unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The Corporation’s amended and restated bylaws also eliminate, to the full extent permitted by the laws of the Commonwealth of Pennsylvania, the personal liability of directors for monetary damages for any action taken, or any failure to take any action as a director, except in any case such elimination is not permitted by law. Liability insurance covering certain liabilities that may be incurred by the Corporation’s and the Bank’s directors and officers in connection with the performance of their duties has been purchased by the Bank.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Corporation under the foregoing provisions, the Corporation has been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

PROSPECTUS

BRYN MAWR BANK CORPORATION

Common Stock

Debt Securities

Warrants

Stock Purchase Contracts and Units

Units

This prospectus describes some of the general terms that may apply to the securities and the general manner in which it may be offered. The specific terms of any securities to be offered, and the specific manner in which it may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

We may offer and sell, from time to time, in one or more offerings, any amount of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $150,000,000. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “BMTC.”

You should refer to the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

The date of this prospectus is April 27, 2012.

ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this prospectus, we use the terms “we,” “us,” “our,” “BMBC” and the “Corporation” to refer to Bryn Mawr Bank Corporation and its subsidiaries. Our common stock is traded on the NASDAQ Global Select Market under the symbol “BMTC.” When we refer to “The Bryn Mawr Trust Company” in this prospectus, we mean our subsidiary, The Bryn Mawr Trust Company, which is a member of the Federal Reserve System. We sometimes refer to The Bryn Mawr Trust Company as the “Bank.”

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any amount of the securities described in this prospectus in a dollar amount that does not exceed $150,000,000, in the aggregate.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in the securities. See “Where You Can Find More Information” for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website (http://www.sec.gov) or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities is permitted. You should not assume that information contained in this prospectus, in any prospectus supplement, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of securities occurs.

We may sell the securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents that we may designate from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to be received by the Corporation. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION OF CERTAIN

INFORMATION BY REFERENCE

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at no cost on our website, http://www.bmtc.com, by clicking on About Us and then Investor Relations, as soon as reasonably practicable after we file such documents with the SEC. Except for those SEC filings, none of the other information on our website is part of this prospectus.

We “incorporate by reference” into this prospectus the information the Corporation files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that the Corporation files subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the following documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”):

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC on March 15, 2012;

•	Our definitive proxy statement with respect to the Annual Meeting of Shareholders held on May 2, 2012, as filed with the Securities and Exchange Commission on March 30, 2012;

•	Our current reports on Form 8-K filed with the Securities and Exchange Commission on each of January 30, 2012, January 31, 2012, February 7, 2012, April 26, 2012 and April 27, 2012;

•

The description of our common stock contained in the Form 8-A Registration Statement filed with the SEC on December 18, 1986 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended from time to time, including any amendment or report filed with the SEC for the purpose of updating such description

•

The description of our Rights Plan contained in the Form 8-A12G Registration Statement filed with the SEC on November 25, 2003, as amended by Amendment No. 1 on Form 8-A12G/A filed on June 2, 2004, including any amendment or report filed with the SEC for the purpose of updating this description

•

All documents the Corporation files in the future under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portions of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act), including reports filed after the date of the initial filing of the registration statement and before the effectiveness of the registration statement, until we sell all of the securities offered by this prospectus or terminate this offering

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

Bryn Mawr Bank Corporation

801 Lancaster Avenue

Bryn Mawr, Pennsylvania 19010

Attention: Geoffrey L. Halberstadt

(610) 581-4873

These incorporated documents may also be available on our web site at www.bmtc.com, by clicking on About Us and then Investor Relations. Except for incorporated documents, information contained on our website is not a prospectus and does not constitute part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus and the documents incorporated by reference herein may constitute forward-looking statements for the purposes of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended, and may involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Corporation to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements with respect to the Corporation’s financial goals, business plans, business prospects, credit quality, credit risk, reserve adequacy, liquidity, origination and sale of residential mortgage loans, mortgage servicing rights, the effect of changes in accounting standards, and market and pricing trends loss. The words The words “may”, “would”, “could”, “will”, “likely”, “expect,” “anticipate,” “intend”, “estimate”, “plan”, “forecast”, “project” and “believe” and similar expressions are intended to identify such forward-looking statements. The Corporation’s actual results may differ materially from the results anticipated by the forward-looking statements due to a variety of factors, including without limitation:

•

the effect of future economic conditions on the Corporation and its customers, including economic factors which affect consumer confidence in the securities markets, wealth creation, investment and savings patterns, the real estate market, and the Corporation’s interest rate risk exposure and credit risk;

•	changes in the securities markets with respect to the market values of financial assets and the stability of particular securities markets;

•	governmental monetary and fiscal policies, as well as legislation and regulatory changes;

•

results of examinations by the Federal Reserve Board, including the possibility that the Federal Reserve Board may, among other things, require us to increase our allowance for loan losses or to write down assets;

•	changes in accounting requirements or interpretations;

•	changes in existing statutes, regulatory guidance, legislation or judicial decisions that adversely affect our business, including changes in federal income tax or other tax regulations;

•	the risks of changes in interest rates on the level and composition of deposits, loan demand, and the value of loan collateral and securities, as well as interest rate risk;

•

the effects of competition from other commercial banks, thrifts, mortgage companies, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money-market and mutual funds and other institutions operating in the Corporation’s trade market area and elsewhere including institutions operating locally, regionally, nationally and internationally and such competitors offering banking products and services by mail, telephone, computer and the Internet;

•	any extraordinary events (such as natural disasters, acts of terrorism, wars or political conflicts);

•	the Corporation’s need for capital;

•

the Corporation’s success in continuing to generate new business in its existing markets, as well as its success in identifying and penetrating targeted markets and generating a profit in those markets in a reasonable time;

•	the Corporation’s ability to continue to generate investment results for customers and the ability to continue to develop investment products in a manner that meets customers’ needs;

•	changes in consumer and business spending, borrowing and savings habits and demand for financial services in our investment products in a manner that meets customers’ needs;

•	the Corporation’s timely development of competitive new products and services in a changing environment and the acceptance of such products and services by customers;

•	the Corporation’s ability to originate, sell and service residential mortgage loans;

•

the accuracy of assumptions underlying the establishment of reserves for loan losses and estimates in the value of collateral, the market value of mortgage servicing rights and various financial assets and liabilities;

•	the Corporation’s ability to retain key members of the executive management team;

•	the ability of key third-party providers to perform their obligations to the Corporation and the Bank;

•	technological changes being more difficult or expensive than anticipated;

•	the Corporation’s success in managing the risks involved in the foregoing.

All written or oral forward-looking statements attributed to the Corporation are expressly qualified in their entirety by use of the foregoing cautionary statements. All forward-looking statements included in this Prospectus and the documents incorporated by reference herein are based upon the Corporation’s beliefs and assumptions as of the date of this Prospectus. The Corporation assumes no obligation to update any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this Prospectus or incorporated documents might not occur and you should not put undue reliance on any forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in our securities. You should read this entire prospectus, including the “Risk Factors” section, and the documents incorporated by reference, which are described under “Where You Can Find More Information” in this prospectus.

Bryn Mawr Bank Corporation

Bryn Mawr Bank Corporation (which we refer to as the “Corporation”) is a Pennsylvania corporation incorporated in 1986 and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Corporation is the sole stockholder of its primary operating subsidiary, The Bryn Mawr Trust Company, a Pennsylvania chartered bank (which we refer to as the “Bank”), as well as The Bryn Mawr Trust Company of Delaware and the sole member of Lau Associates LLC. The Corporation indirectly owns additional subsidiaries through the Bank, which received its Pennsylvania banking charter in 1889 and is a member of the Federal Reserve System. The Bank’s operating subsidiaries are Insurance Counsellors of Bryn Mawr, Inc., BMT Settlement Services, Inc., BMT Mortgage Services, Inc., and Bryn Mawr Equipment Finance, Inc.

The Bank and Corporation are headquartered in Bryn Mawr, Pennsylvania, a western suburb of Philadelphia. The Corporation and its subsidiaries offer a full range of personal and business banking services, consumer and commercial loans, equipment leasing, mortgages, insurance and wealth management services, including investment management, trust and estate administration, retirement planning, custody services, and tax planning and preparation from 17 full-service branches and seven Life Care Community offices in Montgomery, Delaware and Chester counties of Pennsylvania. In addition, the Bank and Corporation also operate wealth management offices in Greenville, Delaware and Hershey, Pennsylvania.

Our primary source of liquidity is dividend payments from the Bank. The Bank is subject to certain legal restrictions on its ability to pay dividends or make loans or advances to us. For information about these restrictions, please see “Regulatory Considerations” in this prospectus, “Supervision and Regulation” in our Form 10-K for the year ended December 31, 2011, and “24 - Dividend Restrictions” and “25 - Regulatory Capital Requirements” of the Notes to Consolidated Financial Statements contained in our Annual Report to Shareholders, incorporated by reference as Exhibit 13.1 to our Form 10-K for the year ended December 31, 2011, which has been filed with the SEC and is available as described under “Where You Can Find More Information.”

As of December 31, 2011, we had consolidated total assets of $1,775 million, net portfolio loans and leases of $1,295 million, deposits of $1,382 million and shareholders’ equity of $185.9 million. Our common stock is traded on the NASDAQ Global Select Market under the symbol “BMTC.” Our principal executive offices are located at 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010, and our telephone number is (610) 525-1700. Our Internet website address is http://www.bmtc.com. Unless expressly stated to the contrary herein, our Internet website and information contained in or linked to our website are not incorporated into, and are not a part of, this prospectus.

Securities We May Offer

We have summarized the material terms and provisions of the securities in the sections “Description of Our Common Stock,” “Descriptions of Debt Securities,” “Description of Warrants,” “Description of Stock Purchase Contracts and Units,” and “Description of Units,” which descriptions are qualified in their entirety by reference to the applicable prospectus supplement, applicable provisions of Pennsylvania law and by the Corporation’s articles of incorporation and bylaws. Complete copies of our amended and restated articles of incorporation and amended and restated bylaws are filed as Exhibits 3.1 and 3.2, respectively, to our November 21, 2007 current report on Form 8-K. You should read our articles of incorporation and bylaws for additional information before you buy our securities.

The summary description of the securities is not meant to be a complete description of what may be offered. The particular terms of the securities we offer will be described in the applicable prospectus supplement and other offering material. The applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

Use of Proceeds

We intend to use the net proceeds from sales of the securities as set forth in “Use of Proceeds” and the applicable prospectus supplement relating to a specific issuance of securities.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks set forth under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

We expect to use the net proceeds from the sales of the securities for general corporate purposes, which may include:

•	possible acquisitions;

•	stock repurchases;

•	investing in, or extending credit to, our operating subsidiaries;

•	investments at the holding company level;

•	reducing or refinancing existing debt;

•	other purposes as described in any prospectus supplement.

Pending such use, we may temporarily invest the net proceeds of any offering. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as indicated in a prospectus supplement, allocations of the proceeds to specific purposes will not have been made at the date of that prospectus supplement.

We continually evaluate possible business combination opportunities. As a result, future business combinations involving cash, debt or equity securities may occur. Any future business combination or series of business combinations that we might undertake may be material, in terms of assets acquired, liabilities assumed or otherwise, to our financial condition.

REGULATORY CONSIDERATIONS

As a bank holding company, the Corporation is subject to regulation, supervision and examination by the Federal Reserve Board. For a discussion of elements of the regulatory framework applicable to the Corporation and its subsidiaries, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the other documents incorporated herein by reference as described under “Where You Can Find More Information.” This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance fund and not for the protection of security holders, including holders of securities described in this prospectus. As a result of this regulatory framework, our results of operations and financial condition are affected by actions of the Federal Reserve Board and the FDIC, which insures the deposits of our subsidiary, the Bank.

Our ability to pay dividends on our common stock depends primarily on dividends we receive from the Bank. Under federal regulations, the dollar amount of capital distributions (including dividends) the Bank may make depends upon its capital position and recent net income. Generally, savings institutions, that before and after the proposed distribution remain well-capitalized, may make capital distributions during any calendar year equal to up to 100% of net income for the year-to-date plus retained net income for the two preceding years. However, an institution deemed to be in need of more than normal supervision by the Federal Reserve Board may have its dividend authority restricted by the Federal Reserve Board.

Under Pennsylvania law, the Corporation is generally prohibited from paying a dividend or making any other distribution if, after making such distribution, it would be unable to pay its debts as they become due in the usual course of business, or if its total assets would be less than the sum of its total liabilities plus the amount that would be needed if it were dissolved at the time of the distribution, to satisfy preferential rights on dissolution of holders of preferred stock ranking senior in right of payment to the capital stock on which the applicable distribution is made.

There are numerous other governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on our business and on our ability to pay dividends on our common stock. Depository institutions, like the Bank, are also affected by various federal laws, including those relating to consumer protection and similar matters.

In addition to the foregoing regulatory restrictions, we are and may in the future become subject to contractual restrictions that would limit or prohibit us from paying dividends on our common stock.

DESCRIPTION OF OUR COMMON STOCK

Authorized Common Stock

As of March 30, 2012 our authorized common stock, $1.00 stated value per share, was 100,000,000 shares, of which 13,254,694 shares were issued and outstanding. Shares of our common stock, when issued against full payment of the purchase price, and shares of our common stock issuable upon conversion, exchange or exercise of any of the other securities offered by this prospectus, will be validly issued, fully paid and non-assessable.

General

The holders of our common stock are entitled to:

•	one vote for each share of common stock held;

•	receive dividends if and when declared by our board of directors from our unreserved and unrestricted earned surplus or our unreserved and unrestricted net earnings for the current fiscal year; and

•

share ratably in our net assets legally available to our shareholders in the event of our liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to creditors and preferred shareholders, if any, or provision for such payment.

Because we are a holding company, our rights and the rights of our creditors and shareholders to participate in the distribution of assets of a subsidiary on its liquidation or recapitalization may be subject to prior claims of the subsidiary’s creditors, except to the extent that the Corporation itself may be a creditor having recognized claims against the subsidiary.

Holders of our common stock have no preemptive, subscription, redemption, conversion or cumulative voting rights. Our outstanding common stock is fully paid and nonassessable.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “BMTC.” Our current transfer agent for our common stock is Computershare, Investor Relations, 500 Ross St., AIM 154-0690, Pittsburgh, PA 15262. Information with respect to our current transfer agent or any updates to our transfer agent information are available on our website.

Anti-Takeover Measures - Our Shareholder Rights Plan and Pennsylvania Law

The Corporation has adopted a rights plan for its shareholders designed to protect the rights of the shareholders and discourage unwanted or hostile takeover attempts that are not approved by the Corporation’s board of directors. The rights plan allows holders of the Corporation’s common stock to purchase shares in either the Corporation or an acquirer of the Corporation at a discount to market value in response to specified takeover events that are not approved in advance by the Corporation’s board of directors.

The Rights. On November 18, 2003, Corporation’s board of directors declared a dividend of a right to acquire one and one-fourth of a share of the Corporation’s common stock for each share of the Corporation’s common stock outstanding. The rights currently trade with and are inseparable from the Corporation’s common stock.

Exercise Price. Each right allows its holder to purchase from the Corporation one and one-fourth of a share of its common stock for $22.50, subject to adjustment pursuant to the rights plan.

Exercisability. The rights will not be exercisable until the earlier of:

•

Ten business days (or such later date as may be determined by the Corporation’s board of directors and publicly announced by the Corporation) after a public announcement by the Corporation that a person or group, has obtained beneficial ownership of 20% or more of the Corporation’s outstanding common stock; or

•

Ten business days (or such later date as may be determined by the Corporation’s board of directors and publicly announced by the Corporation) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming the beneficial owner of 20% or more of the Corporation’s outstanding common stock.

The date when the rights become exercisable is referred to in the rights plan as the “distribution date.” After that date, the rights will be evidenced by rights certificates that the Corporation will mail to all eligible holders of its common stock. A person or a member of the group that has obtained beneficial ownership of 20% or more of the Corporation’s outstanding common stock may not exercise any rights even after the distribution date.

Consequences of a Person or Group Becoming an Acquiring Person. A person or group that acquires beneficial ownership of 20% or more of the Corporation’s outstanding common stock is called an “acquiring person.”

•

Flip-In. When the Corporation publicly announces that a person has acquired 20% or more of its outstanding common stock, the Corporation can allow for rights holders, other than acquiring persons, to buy $45.00 worth of its common stock for $22.50 (the foregoing numbers are for example only; the actual purchase price will be contingent upon the then-current market value of the stock to be purchased upon exercise of the rights, and the exercise price set forth on the rights certificates issued). This is called a “flip-in.” Alternatively, the Corporation may elect to exchange one share of its common stock for each right, other than rights owned by acquiring persons, thus terminating the rights.

•

Flip-Over. If after a person or group becomes an acquiring person, the Corporation merges or consolidates with another entity or 50% or more of our consolidated assets or earning power is sold to another entity, all holders of rights, other than acquiring persons, may purchase shares of such entity at 50% of their market value. This is called a “flip-over.”

The Corporation’s board of directors may elect to terminate the rights at any time before a flip-in occurs. Otherwise, the rights are currently scheduled to terminate in 2013.

The rights will not prevent a takeover of the Corporation. However, the rights may cause a substantial dilution to a person or group that acquires 20% or more of the Corporation’s common stock, unless the board of directors first terminates the rights. Nevertheless, the rights should not interfere with a transaction that is in the Corporation’s and its shareholders’ best interest because the rights can be terminated by the board of directors before the transaction is completed.

The complete terms of the rights are contained in the rights plan. The foregoing description of the rights and the rights plan is qualified in its entirety by reference to the rights plan.

Fiduciary Duties. The Pennsylvania Business Corporation Law of 1988 (Act of December 21, 1988, P.L. 1444) (“PA BCL”) explicitly provides that the fiduciary duty of directors does not require them to:

•	redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;

•

render inapplicable, or make determinations under, provisions of the PA BCL relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

•

act as the board of directors, a committee of the board or an individual director, solely because of the effect such action might have on an acquisition or potential acquisition of control of the Corporation or the consideration that might be offered or paid to shareholders in such an acquisition.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under an indenture between us and a U.S. banking institution, as the indenture trustee. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, and we may supplement the indenture from time to time after we execute it.

When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a prospectus supplement. The following descriptions outline some of the general terms and provisions of the debt securities that we may issue from time to time. Specific terms of a series of debt securities and the related agreement will be stated in the applicable prospectus supplement. The following description and any description of a series of debt securities in a prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the terms and provisions of the related agreement, which we will file with the SEC in connection with the issuance of that series of debt securities.

Terms

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will, to the extent applicable, include:

•	the title and form of the debt securities;

•	the aggregate principal amount of the debt securities or the series of which they are a part;

•	the person or persons to whom any principal or interest on a debt security of the series will be paid;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest;

•	the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•

the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	whether the debt securities are defeasible and the terms of such defeasance; and

•

any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable.

We may sell the debt securities at a discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the applicable prospectus supplement. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for common stock, debt securities or other securities or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the amount of common stock, debt securities or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, any subordinated debt securities.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The related indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or

•	the depositary is no longer in good standing under the Exchange Act or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the related prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Notices

We will mail notices to holders of debt securities as indicated in the related prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The debt securities and any related indenture will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

DESCRIPTION OF WARRANTS

General

We may issue warrants in one or more series to purchase common stock or debt securities, or any combination of those securities. Warrants may be issued independently or together with the underlying common stock or debt securities and may be attached to or separate from the underlying common stock or debt securities. We may issue series of warrants under a separate warrant agreement between us and a warrant agent. The following descriptions outline some of the general terms and provisions of the warrants that we may issue from time to time. Specific terms of a series of warrants and any related warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of a series of warrants in a prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the terms and provisions of the warrants and any related warrant agreement, which we will file with the SEC in connection with the issuance of that series of warrants.

For each series of warrants, the applicable prospectus supplement will, to the extent applicable, describe:

•	the title of the series;

•	the total number of warrants to be issued in the series;

•	the consideration for which we will issue the warrants, including the applicable currency or currencies;

•	any anti-dilution provisions to adjust the number of shares of our common stock to be delivered upon exercise of warrants to purchase common stock;

•	the number of shares of common stock purchasable upon exercise of warrants to purchase common stock and the price at which such shares of common stock may be purchased upon exercise;

•

the designation, aggregate principal amount, currency, currencies or currency units and terms of the debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which the debt securities may be purchased upon such exercise;

•	the designation and terms of the debt securities with which warrants to purchase debt securities are issued and the number of warrants issued with each debt security;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the procedures and conditions relating to the exercise of the warrants;

•	whether the warrants will be issued in registered or bearer form;

•	the minimum or maximum amount of warrants that may be exercised at any one time;

•	the date on and after which the warrants and common stock or debt securities issued with the warrants will be separately transferable;

•	any material U.S. federal income tax, accounting and other considerations, procedures and limitations relating to the warrants;

•	the identity of any warrant agent; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND UNITS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and either:

•	our debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities.

These securities or third party debt obligations would secure the holder’s obligations to purchase the common stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or pre-funded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner, and in specified circumstances we may deliver newly issued, prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing the holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units, and, if applicable, prepaid securities. The description in the applicable prospectus supplement will be a summary and reference will be made to the stock purchase contracts, any collateral and depositary arrangements relating to the stock purchase contracts or stock purchase units; and, if applicable, the prepaid securities. Material U.S. federal income tax considerations applicable to the stock purchase contracts and the stock purchase units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of one or more of the other securities described in this prospectus. We may issue the units under one or more unit agreements and in one or more series. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangement and depositary arrangements relating to such stock purchase contracts. The applicable prospectus supplement will, to the extent applicable, describe:

•	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or traded separately;

•	the terms of the unit agreement governing the units;

•	the provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material U.S. federal income tax, accounting and other special considerations, procedures and limitations relating to the units.

The terms and conditions described under the description of the various securities registered hereby will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities in any of three ways (or in any combination):

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

Each time that we use this prospectus to sell securities, we will also provide a prospectus supplement that contains the specific terms of the offering. Each prospectus supplement will include information regarding:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Bruce G. Leto, a brother of our director, General Counsel and Executive Vice President Francis J. Leto, is a partner of and on the board of directors of Stradley Ronon Stevens & Young, LLP, a law firm headquartered in Philadelphia, Pennsylvania. The firm provides legal services to the Corporation and Bank for which the firm received $419,673 in fees during 2011. Bruce Leto’s indirect interest in these fees was $16,834, computed without regard to the amount of profit or loss.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Stradley Ronon Stevens & Young, LLP, a law firm headquartered in Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements of Bryn Mawr Bank Corporation and subsidiaries (the Corporation) as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

BRYN MAWR BANK CORPORATION

AMENDED AND RESTATED

DIVIDEND REINVESTMENT

AND

STOCK PURCHASE PLAN

1,500,000 SHARES

COMMON STOCK, PAR VALUE $1.00 PER SHARE

PROSPECTUS SUPPLEMENT

APRIL 27, 2012